Exhibit 10.3

SHARE SURRENDER AGREEMENT

This SHARE SURRENDER AGREEMENT (this “Agreement”) is entered into as of October 27, 2021, by and among Gores Metropoulos II, Inc., a Delaware corporation (the “Company”), and Gores Metropoulos Sponsor II, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Sponsor holds 11,250,000 shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”);

WHEREAS, the Company, Sonder Holdings Inc., a Delaware corporation (“Sonder”), and the other parties thereto entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as April 29, 2021 and as amended by that certain Amendment No. 1 on the date hereof, pursuant to which, among other things, the Company will (a) acquire Sonder and (b) issue to the existing holders of Sonder’s capital stock shares of the Company’s Class A Common Stock, par value $0.0001 per share, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Transactions, the parties hereto have agreed that Sponsor shall irrevocably surrenders 1,277,285 shares of Class F Common Stock prior to the conversion of such shares of Class F Common Stock to shares of Class A Common Stock in connection with the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Surrender.

(a) In connection with the consummation of the Transactions, Sponsor agrees that, subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 10.01 and 10.03 of the Merger Agreement, immediately prior to the Effective Time and prior to the conversion of Class F Common Stock to shares of Class A Common Stock, 1,277,285 shares of Class F Common Stock (the “Surrendered Shares”) shall be deemed automatically forfeited and cancelled without any further actions by the Sponsor or any other Person, and such Surrendered Shares will be recorded as cancelled by the Company.

(b) In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

Section 2. Waiver Agreement. Reference is hereby made to the Waiver Agreement. The Sponsor hereby acknowledges and agrees that (a) the Waiver Agreement remains in full force and effect, (b) the issuance of shares of Class A Common Stock in connection with the PIPE Investment and any impact of the Surrendered Shares shall be subject to the Waiver (as defined in and effected by the Waiver Agreement) and (c) as a result, all shares of Class F Common Stock after giving effect to the Surrendered Shares shall convert into shares of Class A Common Stock on a one-to-one basis immediately prior to the Effective Time.

Section 3. Successors and Assigns. Sponsor understands that the terms of this Agreement are binding on and shall inure to the benefit of Sponsor’s beneficiaries, heirs, legatees and other statutorily designated representatives. Sponsor also understands that this Agreement, once executed, is irrevocable and binding, and if Sponsor shall transfer, sell or otherwise assign any shares of Class F Common Stock held by it, the transferee of such shares shall be bound by the terms of this Agreement as if such transferee were a party hereto.

Section 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail shall be effective as delivery of a manually executed counterpart thereof.

Section 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GORES METROPOULOS II, INC.

By:	/s/ Andrew McBride
Name: Andrew McBride
Title: Chief Financial Officer and Secretary

GORES METROPOULOS SPONSOR II, LLC

By: GM Sponsor II, LLC, its managing member

By: AEG Holdings, LLC, its manager

By:	/s/ Alec Gores
Name: Alec Gores
Title: Chairman

[SIGNATURE PAGE TO SHARE SURRENDER AGREEMENT]

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